CSFB04-AR07 - Price/Yield - 2-A-1					Non-Conforming 5s - Passthroughs
Balance	$50,000,000.00	Delay 24			WAC(2) 5.287					WAM(2) 358
Coupon	4.9014	Dated 7/1/2004			NET(2) 4.9014					WALA(2) 2
Settle	7/30/2004	First Payment 8/25/2004
* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 58, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.124]%
RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL							(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)
Price	15 CPR-Call (Y)	20 CPR-Call (Y)	22 CPR-Call (Y)	25 CPR-Call (Y)	27 CPR-Call (Y)	30 CPR-Call (Y)	35 CPR-Call (Y)	40 CPR-Call (Y)	45 CPR-Call (Y)	50 CPR-Call (Y)
99-24+	4.9179	4.9137	4.9118	4.9088	4.9067	4.9033	4.8969	4.8893	4.8794	4.8687
99-28+	4.8737	4.8635	4.8591	4.8519	4.8468	4.8386	4.8235	4.8048	4.7816	4.7564
100-00+	4.8296	4.8135	4.8065	4.7952	4.7870	4.7741	4.7503	4.7206	4.6840	4.6445
100-04+	4.7855	4.7635	4.7539	4.7385	4.7274	4.7098	4.6772	4.6366	4.5866	4.5328
100-08+	4.7416	4.7137	4.7015	4.6820	4.6679	4.6456	4.6044	4.5529	4.4896	4.4215
100-12+	4.6977	4.6639	4.6492	4.6256	4.6085	4.5815	4.5317	4.4693	4.3927	4.3104
100-16+	4.6539	4.6143	4.5971	4.5693	4.5493	4.5176	4.4592	4.3859	4.2962	4.1997
100-20+	4.6102	4.5647	4.5450	4.5131	4.4902	4.4538	4.3868	4.3028	4.1998	4.0892
100-24+	4.5666	4.5153	4.4930	4.4570	4.4312	4.3902	4.3146	4.2198	4.1038	3.9790
100-28+	4.5230	4.4659	4.4411	4.4011	4.3724	4.3267	4.2427	4.1371	4.0079	3.8691
101-00+	4.4796	4.4167	4.3894	4.3453	4.3137	4.2634	4.1708	4.0546	3.9123	3.7595
101-04+	4.4362	4.3675	4.3377	4.2896	4.2551	4.2002	4.0992	3.9723	3.8170	3.6502
101-08+	4.3929	4.3185	4.2862	4.2341	4.1966	4.1372	4.0277	3.8902	3.7219	3.5411
101-12+	4.3497	4.2695	4.2348	4.1786	4.1383	4.0743	3.9565	3.8083	3.6270	3.4324
101-16+	4.3066	4.2207	4.1834	4.1233	4.0801	4.0116	3.8853	3.7266	3.5324	3.3239
101-20+	4.2635	4.1719	4.1322	4.0681	4.0221	3.9490	3.8144	3.6451	3.4380	3.2157
101-24+	4.2205	4.1233	4.0811	4.0130	3.9641	3.8865	3.7436	3.5638	3.3439	3.1078
WAL	3.18	2.79	2.64	2.44	2.31	2.14	1.87	1.64	1.43	1.26
Principal Window	Aug04-May09	Aug04-May09	Aug04-May09	Aug04-May09	Aug04-May09	Aug04-May09	Aug04-May09	Aug04-May09	Aug04-May09	Aug04-May09
Principal # Months	58	58	58	58	58	58	58	54	46	40
LIBOR_1MO	1.3670	1.3670	1.3670	1.3670	1.3670	1.3670	1.3670	1.3670	1.3670	1.3670
LIBOR_6MO	1.8400	1.8400	1.8400	1.8400	1.8400	1.8400	1.8400	1.8400	1.8400	1.8400
LIBOR_1YR	2.2500	2.2500	2.2500	2.2500	2.2500	2.2500	2.2500	2.2500	2.2500	2.2500
CMT_1YR	1.9113	1.9113	1.9113	1.9113	1.9113	1.9113	1.9113	1.9113	1.9113	1.9113

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

							July 9, 2004
							SALE - SUBJECT TO 5% VARIANCE